UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2015

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Betty R. Johnson as Senior Vice President, Chief Financial Officer and Treasurer

On October 19, 2015, MYR Group Inc. (the “Company”) issued a press release announcing the appointment of Betty R. Johnson, 57, as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective as of that date. Ms. Johnson will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer. Ms. Johnson will replace Paul J. Evans, who served in the role of Vice President, Chief Financial Officer and Treasurer. Mr. Evans’ employment with the Company ended on October 19, 2015. Ms. Johnson has been a member of the Company’s Board of Directors (the “Board”) since 2007 and for that time has served on the Board’s Audit and Nominating and Corporate Governance Committees. Effective October 19, 2015, Ms. Johnson resigned from the Board and all Board committees on which she served so that she could commence employment with the Company. Also effective October 19, 2015, the Board reduced the size of the Board by one Class II director, such that the remaining number of directors in each class is as follows: Class I – three directors; Class II – three directors; Class III – three directors.

Prior to this appointment, Ms. Johnson served as Executive Vice President, Chief Financial Officer and Treasurer of Faith Technologies, Inc., a privately held electrical, engineering and technology systems contractor since 2015. From 2009 to 2014, Ms. Johnson served as the Vice President of Global Finance and Chief Financial Officer of Sloan Valve Company, an international manufacturer and distributor of water efficient products to the commercial plumbing industry. Prior to this, Ms. Johnson was Executive Vice President and Chief Financial Officer with Block and Company, Inc., a manufacturer and distributor of money handling and office products from 2003 to 2009. From 1999 to 2003, she served as the Vice President Operations/Finance with Encompass Services Corporation, an electrical and mechanical construction company. Ms. Johnson served as the Company’s Controller from 1992 to 1998 and Vice President and Controller from 1998 to 1999. In addition, Ms. Johnson has 11 years of experience in various auditing roles within Deloitte and Touche’s construction industry group. Ms. Johnson holds a bachelor’s degree in business administration from Loyola University Chicago and is a certified public accountant.

In connection with Ms. Johnson’s appointment, the Company entered into an employment agreement with Ms. Johnson (the “Employment Agreement”). Under the Employment Agreement, Ms. Johnson is eligible to receive a base salary of $350,000 per year, an annual bonus and is eligible to participate in all incentive, 401(k), profit sharing, retirement and welfare benefit plans, policies and arrangements generally applicable to the Company’s other similarly-situated executive officers. Subject to prior notice, the Employment Agreement automatically renews annually for an additional one-year term following an initial term that expires on December 20, 2016. The Employment Agreement contains non-competition covenants restricting Ms. Johnson’s ability to compete with the Company, and prohibiting her solicitation of its clients or recruiting of its employees during the term of her employment and for a period of one year thereafter, as well as prohibiting her from disclosing confidential information and trade secrets of the Company.

The Employment Agreement generally terminates upon Ms. Johnson’s (a) death, (b) disability, (c) termination for “cause” or without “good reason” (both as defined in the Employment Agreement) or (d) termination without cause or for good reason. If termination results from any of the foregoing, Ms. Johnson would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination. In addition, subject to Ms. Johnson’s execution of a release of claims in favor of the Company, in the event of a termination without cause or for good reason, she would be eligible to receive a lump sum severance payment equal to (1) two times the sum of her base salary and target bonus (or three times, in the case of a termination without cause or for good reason within one year following a “change of control” (as defined in the Employment Agreement)) plus (2) the cost of maintaining COBRA continuation coverage for herself and her dependents for 24 months. The Employment Agreement does not provide for any golden parachute excise tax gross up.

This description of the terms of the Employment Agreement is qualified in its entirety by reference to the terms and conditions of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

In addition, on October 19, 2015, the Company made a one-time payment of $100,000 to Ms. Johnson and she was granted time-based restricted stock with a fair market value of $200,000, which will cliff vest after five years, under the Company’s 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) (the “LTIP”). As compensation for her service on the Board, Ms. Johnson received annual grants of time-based restricted stock with three-year ratable vesting under the LTIP. Upon Ms. Johnson’s resignation from the Board, pursuant to the terms of those grants, vesting of all but one tranche of these restricted stock grants accelerated.

Ms. Johnson has no family relationships with any director or executive officer of the Company, and there are no transactions in which Ms. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the foregoing management changes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Severance Agreement with Paul J. Evans

Subject to his execution of a release as specified in his employment agreement, Mr. Evans will be entitled to the benefits of an Employment Agreement Waiver and Release of Claims (the “Severance Agreement”). Consistent with his employment agreement, the Severance Agreement provides for certain benefits for Mr. Evans, including a lump sum severance payment equal to (1) two times the sum of his base salary and target bonus plus (2) the cost of maintaining COBRA continuation coverage for himself and his dependents for 24 months. The Severance Agreement further provides for a full release by Mr. Evans of the Company, its affiliates and certain other named released parties from all claims that in any manner relate to, arise out of or involve any aspect of Mr. Evans’ employment with or separation from the Company.

This description of the terms of Severance Agreement is qualified in its entirety by reference to the terms and conditions of the Severance Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with the current report on Form 8-K.

99.1	MYR Group Inc. Press Release, dated October 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: October 19, 2015	By:	/s/ Gerald B. Engen, Jr.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary